Execution Version

SLR Investment Corp.

500 Park Avenue, 3rd Floor New York, New York 10022

Dated as of February 18, 2025

To the Series 2016H Additional Purchasers named in

Schedule A hereto

Ladies and Gentlemen:

This Seventh Supplement to Note Purchase Agreement (the “Supplement” or “Seventh Supplement”) is among SLR Investment Corp., a Maryland corporation (the “Company”), and the institutional investors named on Schedule A attached hereto (the “Series 2016H Additional Purchasers”).

Reference is hereby made to that certain Note Purchase Agreement dated as of November 8, 2016 (the “Note Purchase Agreement”) among the Company (f/k/a Solar Capital Ltd.) and the Purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meanings as specified in the Note Purchase Agreement. Reference is further made to Section 4.18 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Company and each Additional Purchaser shall execute and deliver a Supplement.

The Company hereby agrees with the Series 2016H Additional Purchasers as follows:

1.
The Company has authorized the issue and sale of $50,000,000 aggregate principal amount of its 6.14% Series 2016H, Senior Notes, due February 18, 2028 (the “Series 2016H Notes”). The Series 2016H Notes, together with the Series 2016A Notes issued pursuant to the Note Purchase Agreement, the Series 2016B Notes issued pursuant to the First Supplement to Note Purchase Agreement dated as of February 15, 2017, the Series 2016C Notes issued pursuant to the Second Supplement to Note Purchase Agreement dated as of December 28, 2017, the Series 2016D Notes issued pursuant to the Third Supplement to Note Purchase Agreement dated as of December 18, 2019, the Series 2016E Notes issued pursuant to the Fourth Supplement to Note Purchase Agreement dated as of September 14, 2021, the Series 2016F Notes issued pursuant to the Fifth Supplement to Note Purchase Agreement dated as of January 6, 2022, the Series 2016G Notes issued pursuant to the Sixth Supplement to Note Purchase Agreement dated as of December 16, 2024 and each series of Additional Notes which may from time to time hereafter be

2016H Seventh Supplement and Note 4903-1339-2660 v5.docx 4460382 issued pursuant to the provisions of Section 2.4 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2016H Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Series 2016H Additional Purchasers and the Company.

2.
Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to each Series 2016H Additional Purchaser, and each Series 2016H Additional Purchaser agrees to purchase from the Company, Series 2016H Notes in the principal amount set forth opposite such Series 2016H Additional Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereinafter mentioned.
3.
The sale and purchase of the Series 2016H Notes to be purchased by each Series 2016H Additional Purchaser shall occur at the offices of Chapman and Cutler LLP in Chicago, Illinois, at 8:00 A.M. Chicago time, at a closing (the “Series 2016H Closing”) on February 18, 2025. At the Series 2016H Closing, the Company will deliver to each Series 2016H Additional Purchaser the Series 2016H Notes of the tranche to be purchased by such Purchaser in the form of a single Series 2016H Note (or such greater number of Series 2016H Notes in denominations of at least $100,000 as such Series 2016H Additional Purchaser may request) dated the date of the Series 2016H Closing and registered in such Series 2016H Additional Purchaser’s name (or in the name of such Series 2016H Additional Purchaser’s nominee), against delivery by such Series 2016H Additional Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to [].If, at the Series 2016H Closing, the Company shall fail to tender such Series 2016H Notes to any Series 2016H Additional Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Series 2016H Additional Purchaser’s satisfaction, such Series 2016H Additional Purchaser shall, at such Series 2016H Additional Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Series 2016H Additional Purchaser may have by reason of such failure or such nonfulfillment.
4.
The obligation of each Series 2016H Additional Purchaser to purchase and pay for the Series 2016H Notes to be sold to such Series 2016H Additional Purchaser at the Series 2016H Closing is subject to the fulfillment to such Series 2016H Additional Purchaser’s satisfaction, prior to the Series 2016H Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series 2016H Notes to be purchased at the Series 2016H Closing as if each reference to “2016A Notes” or “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer the “Series 2016H Notes,” the “Series 2016H Closing” and the “Series 2016H Additional Purchaser” (each as defined in this Seventh Supplement) and to the following additional conditions:
(a)
Each of the representations and warranties of the Company set forth in Exhibit A hereto shall be correct as of the date of the Series 2016H Closing (except for

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representations and warranties which apply to a specific earlier date (other than an earlier closing date in connection with the Note Purchase Agreement or a prior supplement) which shall be true as of such earlier date) and the Company shall have delivered to each Series 2016H Additional Purchaser an Officer’s Certificate, dated the date of the Series 2016H Closing certifying that such condition has been fulfilled.

(b)
Contemporaneously with the Series 2016H Closing, the Company shall sell to each Series 2016H Additional Purchaser, and each Series 2016H Additional Purchaser shall purchase, the Series 2016H Notes to be purchased by such Series 2016H Additional Purchaser at the Series 2016H Closing as specified in Schedule A hereto.

(c)
Contemporaneously with the Series 2016H Closing, the Company shall provide to each Series 2016H Additional Purchaser:
(i)
a copy of each of the Subsidiary Guarantees delivered by NEFCORP, LLC and NEFPASS, LLC, respectively;
(ii)
a certificate signed by an authorized responsible officer of such Subsidiary Guarantors dated the date of the Series 2016H Closing certifying that the representations and warranties of each Subsidiary Guarantor made at the time of the execution and delivery of its Subsidiary Guarantee are true and correct as of the date of the Series 2016H Closing;
(iii)
a certificate of its Secretary or Assistant Secretary dated the date of the Series 2016H Closing certifying as to the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and
(iv)
a reliance letter of counsel dated the date of the Series 2016H Closing permitting reliance by the Series 2016H Additional Purchasers on the opinions of Latham & Watkins LLP delivered in accordance with Section 9.7(b)(iv) of the Note Purchase Agreement at the time of the execution and delivery of each Subsidiary Guarantee.
5.
The Company covenants and agrees with the holders of the Series 2016H Notes that Section 13.2 of the Note Purchase Agreement shall be amended by deleting the last sentence of such Section 13.2 and replacing it with the following: “Any transferee, by its acceptance of the Note registered in its name (or the name of its nominee), shall be deemed to have made the representations and agreements set forth in Section 6.1(b) and (f) and Section 6.2 of the Note Purchase Agreement and in Section 6(b) of the Seventh Supplement.”
6.
(a) Each Series 2016H Additional Purchaser severally represents and warrants that the representations and warranties set forth in Section 6.1(a), (b), (c), (e) and (f) and in Section 6.2 of the Note Purchase Agreement are true and correct on the date hereof with respect to the

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purchase

4

of the Series 2016H Notes by such Series 2016H Additional Purchaser as if each reference to “2016A Notes” or “Notes,” “Closing” and “Purchaser” set forth therein was modified to refer the “Series 2016H Notes,” the “Series 2016H Closing” and the “Series 2016H Additional Purchaser” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as supplemented by this Seventh Supplement.

(b) Each Series 2016H Additional Purchaser for itself represents that it is either (i) an Institutional Accredited Investor acting for its own account or as a fiduciary or agent for others (which others are also Institutional Accredited Investors) or (ii) a “qualified institutional buyer” as defined under Rule 144A acting for its own account or as a fiduciary or agent for others (which others are also “qualified institutional buyers”).

7.
The Company and each Series 2016H Additional Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Series 2016H Additional Purchaser were an original signatory to the Note Purchase Agreement.
8.
This Seventh Supplement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

9.
The Company covenants and agrees with the holders of the Series 2016H Notes that the definitions of “Canada Blocked Person” and “Canadian Economic Sanctions Laws” shall be amended and restated in their entirety to read as follows:

“Canada Blocked Person” means (i) a “terrorist group” as defined for the purposes of Part II.1 of the Criminal Code (Canada), as amended or (ii) a Person identified in or pursuant to (w) Part II.1 of the Criminal Code (Canada), as amended or (x) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, as amended or (y) the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended or

(z) regulations or orders promulgated pursuant to the Special Economic Measures Act (Canada), as amended, the United Nations Act (Canada), as amended, or the Freezing Assets of Corrupt Foreign Officials Act (Canada), as amended, in any case pursuant to this clause (ii) as a Person in respect of whose property or benefit a holder of Notes would be prohibited from entering into or facilitating a related financial transaction.

“Canadian Economic Sanctions Laws” means those laws, including enabling legislation, orders-in-council or other regulations administered and enforced by Canada or a political subdivision of Canada pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including Part II.1 of the Criminal Code (Canada), as amended, the Special Economic Measures Act (Canada), as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, as amended, the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law), as amended, the United Nations Act (Canada), as amended, the Export and Import Permits Act (Canada), as amended, and the Freezing Assets of Corrupt Foreign Officials Act (Canada),

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as amended, and including all regulations promulgated under any of the foregoing, or any other similar sanctions program or action.

10.
The Company covenants and agrees with the holders of the Series 2016H Notes that, notwithstanding Section 9.12 of the Note Purchase Agreement, the Company shall be required to deliver to the 2016H Additional Purchasers in the manner provided in Section 18 of the Note Purchase Agreement a Rating in form and substance satisfactory to the 2016H Additional Purchasers evidencing that the Series 2016H Notes have been rated Investment Grade or better by either Fitch, S&P or another NRSRO, within 30 days after the 2016H Closing.

The Company furher covenants and agrees with the holders of the Series 2016H Notes that For puposes of this paragraph 10 the definitions of “Rating” and “Private Rating Rationale Report” shall read as follows:

“Rating” means a rating of the Series 2016H Notes issued by either Fitch, S&P or another NRSRO, which rating shall (a) specifically describe the Series 2016H Notes, including their interest rate, maturity and Private Placement Number and (b) in the event that such Rating is a “private letter rating,” also (i) state that the Rating addresses the likelihood of payment of both the principal and interest of such Series 2016H Notes (which requirement shall be deemed satisfied if the evidence of such Rating is silent as to the likelihood of payment of both principal and interest and does not otherwise include any indication to the contrary), (ii) not include any prohibition against sharing such evidence with the SVO or any other regulatory authority having jurisdiction over the holders of the Series 2016H Notes, (iii) include such other information relating to the Rating for the Notes as may be required from time to time by the SVO or any other regulatory authority having jurisdiction over the holders of the Notes and (iv) include or be accompanied by the related Private Rating Rationale Report.

“Private Rating Rationale Report” means, with respect to any private Rating, a report issued by either Fitch, S&P or another NRSRO in connection with such private Rating setting forth an analytical review of the Series 2016H Notes explaining the transaction structure, methodology relied upon, and, as appropriate, analysis of the credit, legal, and operational risks and mitigants supporting the assigned private Rating for the Series 2016H Notes, in each case, on the letterhead of the Rating Agency or its controlled website and generally consistent with the work product that a Rating Agency would produce for a similar publicly rated security and otherwise in form and substance generally required by the SVO or any other regulatory authority having jurisdiction over any holder of any Series 2016H Notes from time to time.

11.
The Company covenants and agrees with the holders of the Series 2016H Notes that Section 18 of the Note Purchase Agreement shall be amended and restated in its entirety to read as follows:
(a)
All notices and communications provided for hereunder shall be in writing and sent (i) by tele-facsimile if the recipient has provided a fax number in its notice details and if the sender on the same day sends a confirming copy of such notice by a recognized

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overnight delivery service (charges prepaid), (ii) by registered or certified mail with return receipt requested (postage prepaid), (iii) by priority or express mail with online tracking services, (iv) by a recognized overnight delivery service (with charges prepaid) or (v) by e-mail if the recipient has provided an e-mail address in its notice details. Any such notice must be sent:

(A)
if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(B)
if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(C)
if to the Company, to the Company at its address or e-mail address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.
(D)
if to an Additional Purchaser or such Additional Purchaser’s nominee, to such Additional Purchaser or such Additional Purchaser’s nominee at the address specified for such communications in Schedule A to any Supplement, or at such other address as such Additional Purchaser or such Additional Purchaser’s nominee shall have specified to the Company in writing.

Notices under this Section 18 will be deemed given only when actually received. Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)
Notices and other communications to the Company, Purchasers, Additional Purchasers or other holders of any Note hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites); provided that the foregoing shall not apply to notices to a Purchaser, Additional Purchaser or other holder of any Note if such Purchaser, Additional Purchaser or holder has notified the Company that it is incapable of receiving notices under this Agreement by electronic communication. Notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of the notification that such notice or communication is available and identifying the website address therefor. Unless a Purchaser, Additional Purchaser or other holder of any Note has notified the Company that it is incapable of receiving notices by electronic communication, each Purchaser, Additional Purchaser or other holder of any Note agrees to notify the Company in writing (including by electronic communication)

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from time to time of any change in such Purchaser’s, Additional Purchaser’s or holder’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

12.
Pursuant to Section 18(a)(C) of the Note Purchase Agreement and Section 14(a) of each Subsidiary Guarantee, notices and communications to (i) the Company provided for under the Note Purchase Agreement and (ii) each Guarantor under the Subsidiary Guarantees, should be sent to the address or e-mail below:

SLR Investment Corp.

500 Park Avenue, 3rd Floor New York, New York 10022

Attention: Chief Financial Officer Email: slr_capital_finance@slrcp.com

The execution hereof shall constitute a contract between the Company and the Series 2016H Additional Purchasers for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this agreement and the other Note Documents (other than the Notes). Delivery of an electronic signature to, or a signed copy of, this agreement and such other Note Documents (other than the Notes) by email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.

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SLR Investment Corp.

By: Name: Shiraz Kajee

Title: Chief Financial Officer and Treasurer

[Signature Page to Seventh Supplement]

to Note Purchase Agreement

Accepted as of the date of this Supplement.

By:

By:

Name:

Title:

[Signature Page]

Supplemental Representations

Section 5. Representations and Warranties of the Company

Section 5.1. Organization; Power and Authority. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required of the Company or such Subsidiary, as applicable.

Section 5.2. Authorization, Etc. The Transactions are within the Company’s corporate powers and have been duly authorized by all necessary corporate action and, if required, by all necessary shareholder action. The Note Purchase Agreement and the Seventh Supplement have been duly executed and delivered by the Company and the Note Purchase Agreement as supplemented by the Seventh Supplement constitutes, and each of the other Note Documents to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company has disclosed to the Series 2016H Additional Purchasers all agreements, instruments and corporate, limited liability company or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Series 2016H Additional Purchasers in connection with the negotiation of the Note Purchase Agreement, the Seventh Supplement and the other Note Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) when taken together with the Company’s public filings contains any material misstatement of fact therein (or omits to state any material fact necessary to make the statements therein not misleading), in the light of the circumstances under which they were made; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Since the date of the most recent Applicable Financial Statements, there has not been any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (i) the business, Portfolio Investments and other assets, liabilities and financial condition of the Company and its Subsidiaries taken as a whole (excluding in any case a decline in the net asset value of the Company or a change in general market conditions or values of the Company’s or any of its Subsidiaries’ Portfolio Investments), or (ii) the validity or

Exhibit A

(to Supplement)

enforceability of any of the Note Documents or the rights or remedies of the Purchasers and the holders of the Notes thereunder.

Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary (other than any tax blocker or investment held by such tax blocker), and (ii) of the Company’s directors and senior officers.

(b)
All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except Permitted Liens, Liens created pursuant to the Security Documents or as otherwise disclosed in Schedule 5.4).
(c)
Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)
No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than the Note Purchase Agreement, the Seventh Supplement, the Senior Secured Credit Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has heretofore delivered to each Purchaser the audited consolidated statement of assets and liabilities (or balance sheet) and statements of operations, changes in net assets and cash flows of the Company and its Subsidiaries as of and for the fiscal year ending on December 31, 2023; such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Company and its Subsidiaries as of such date in accordance with GAAP. The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements.

Section 5.6. Compliance with Laws. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property,

except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any contract or other arrangement, the performance of which by the Company or any such Subsidiary could reasonably be expected to result in a Material Adverse Effect.

Section 5.7. Governmental Authorizations, Compliance with Laws, Other Instruments, Etc. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been or will be obtained or made and are in full force and effect and are described in Schedule 5.7, (b) will not violate any applicable law or regulation or the limited liability company operating agreement, charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon the Company or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that if adversely determined could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve the Note Purchase Agreement, the Seventh Supplement, the Note Purchase Agreement as supplemented by the Seventh Supplement or the Transactions.

(b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be filed all material Tax returns and reports required to have been filed and has paid or caused to be paid all material Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in all material respects.

Section 5.10. Title to Property; Leases. Each of the Company and the other Obligors has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

Section 5.11. Licenses, Permits, Etc. Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.12. ERISA. (a) The execution and delivery of the Note Purchase Agreement or the Seventh Supplement and the issuance and sale of the Series 2016H Notes under the Note Purchase Agreement as supplemented by the Seventh Supplement will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(a) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Series 2016H Notes to be purchased by such Purchaser.

(b) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series 2016H Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Series 2016H Additional Purchasers, each of which has been offered the Series 2016H Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2016H Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2016H Notes for refinancing of existing debt and general corporate purposes and in compliance with all laws referenced in Section 5.16. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of the sale of the Series 2016H Notes hereunder will be used to buy or carry any Margin Stock, or to extend credit to others for the purpose of buying or carrying Margin Stock. After application of the proceeds of the sale of the Series 2016H Notes, not more than 25% of the value (as determined by any reasonable method) of the assets of the Company subject to any provision of the Note Purchase Agreement under which the sale, pledge or disposition of assets is restricted will consist of Margin Stock.

Section 5.15. Existing Indebtedness; Future Liens. (a) Part A of Schedule 5.15 is a complete and correct list of each note, bond, certificate, credit agreement, loan agreement, indenture, note purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company or any of its Subsidiaries outstanding on the date of the Series

2016H Closing, and the aggregate principal or face amount outstanding or that is, or may become, outstanding, the interest rate, collateral and related guaranties under each such arrangement is correctly described in Part A of Schedule 5.15.

(b)
Part B of Schedule 5.15 is a complete and correct list of each Lien securing Indebtedness of any Person outstanding or consented to on the date of the Series 2016H Closing covering any property of the Company or any Subsidiary Guarantor, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule 5.15.
(c)
Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except for the Senior Secured Credit Agreement (and the other documents related thereto) and except as specifically indicated in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Affiliated Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Affiliated Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)
No part of the proceeds from the sale of the Series 2016H Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or Canada Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person or Canada Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions or Canadian Economic Sanctions.
(c)
Neither the Company nor any Affiliated Entity (i) has been found in violation of,

charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act, any similar provisions of the Criminal Code (Canada), any U.S. Economic Sanctions, any Canadian Economic Sanctions or any other United States or Canadian law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations or violations of Canadian Economic Sanctions Laws, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any governmental authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations or violations of Canadian Economic Sanctions Laws, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions or Canadian Economic Sanctions Laws, or

(iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions and Canadian Economic Sanctions Laws.

(d)
(1) Neither the Company nor any Affiliated Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the

U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 and any similar provisions of the Criminal Code (Canada) (collectively, “Anti-Corruption Laws”) in the past five years, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws in the past five years or

(iv) has been or is the target of sanctions imposed by the United Nations, Canada or the European Union;

(2)
To the Company’s actual knowledge after making due inquiry, neither the Company nor any Affiliated Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to improperly obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any Anti-

Corruption Laws; and

(3)
No part of the proceeds from the sale of the Series 2016H Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to improperly obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the

Company and each Affiliated Entity is and will continue to be in compliance with the Anti-Corruption Laws.

(e)
Neither the Company nor any Affiliated Entity is (i) a Canada Blocked Person, (ii) an agent, department, or instrumentality of, or is otherwise controlled by or knowingly acting on behalf of, directly or indirectly, any such Person, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of any Canadian Economic Sanctions Laws. Neither the Company nor any Affiliated Entity has been notified by a governmental authority in Canada that its name appears or has been proposed for inclusion on a list of Persons maintained by a governmental authority in Canada that engage in investment or other commercial activities in any country that is subject to Canadian Economic Sanctions Laws. Neither the Company nor any Affiliated Entity knowingly engages in any dealings or transactions with any Canada Blocked Person.

Section 5.17. Status under Certain Statutes. (a) The Company is a company that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act and qualifies as a RIC.

(b)
The business and other activities of the Company and its Subsidiaries, including the issuance of the Series 2016H Notes under the Note Purchase Agreement as supplemented by the Seventh Supplement, the application of the proceeds and repayment thereof by the Company and the consummation of the Transactions contemplated by the Note Documents do not result in a violation or breach in any material respect of the applicable provisions of the Investment Company Act or any rules, regulations or orders issued by the SEC thereunder.
(c)
The Company is in compliance with its Investment Policies, except to the extent that the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.18. Series 2016H Notes Rank Pari Passu. The obligations of the Company under the Note Purchase Agreement as supplemented by the Seventh Supplement and the Series 2016H Notes rank at least pari passu in right of payment with all other Senior Unsecured Indebtedness (actual or contingent) of the Company, including, without limitation, the Series 2016D Notes, the Series 2016E Notes, the Series 2016F Notes, the Series 2016G Notes and all other Senior Unsecured Indebtedness of the Company described in Schedule 5.15 hereto.

Section 5.19. Investments. Set forth in Schedule 5.19 is a complete and correct list of all Investments (other than Investments of the types referred to in clauses (b), (c) and (d) of Section 10.4) held by the Company or any Subsidiary Guarantor in any Person on the date of the Series 2016H Closing and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 5.19, as of the date of the Series 2016H Closing each of the Company and the Subsidiary Guarantors owns, free and clear of all Liens (other than Permitted Liens or Liens created pursuant to the Security Documents), all such Investments.

Section 5.20. Affiliate Agreements. As of the date of the Series 2016H Closing, the Company has heretofore delivered (to the extent not otherwise publicly filed with the SEC) to each of the Purchasers true and complete copies of each of the Affiliate Agreements (including schedules and exhibits thereto, and any amendments, supplements or waivers executed and delivered thereunder). As of the date of the Series 2016H Closing, each of the Affiliate Agreements is in full force and effect.

[Form of Series 2016H Note]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED,

assigned, encumbered, hypothecated or otherwise disposed of except (i) pursuant to a registration statement with respect to such securities that is effective under the Act or applicable state securities laws, or (ii) in a transaction that does not require registration under the Act or applicable state securities law, including, without limitation, pursuant to Rule 144 or rule 144A, PROVIDED that an opinion of counsel (which may be internal counsel) shall be furnished to the Company (if reasonably requested by the Company), in form and substance reasonably satisfactory to the Company, to the effect that such transaction does not require registration under the Act and/or applicable state securities law.

SLR Investment Corp.

6.14% Series 2016H, Senior Note, due February 18, 2028

No. [ ] [Date]

$[ ] PPN 83413U D*8

FOR VALUE RECEIVED, the undersigned, SLR INVESTMENT CORP. (herein called the “Company”), a corporation organized and existing under the laws of the State of Maryland, hereby promises to pay to [ ], or registered assigns, the principal sum of [ ] DOLLARS (or so much thereof as shall not have been prepaid) on February 18, 2028, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 6.14% per annum from the date hereof, payable semiannually, on the 18th day of February and August in each year, commencing August 18, 2025, and on the Maturity Date until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the Default Rate (as defined in the hereinafter defined Note Purchase Agreement).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Goldman Sachs Bank USA in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Seventh Supplement dated as of February 18, 2025 (the “Seventh Supplement”), among the Company and the Series 2016H Additional Purchasers named therein, which supplements the Note Purchase Agreement dated as of November 8, 2016 (as from time to time amended, supplemented

Exhibit 1

(to Supplement)

or modified, the “Note Purchase Agreement”), among the Company and the respective Purchasers named therein. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes of all series from time to time outstanding under the Note Purchase Agreement to all the benefits provided for thereby or referred to therein. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement, (ii) made the representations and agreements set forth in Sections 6.2 and 6.1(b) and (f) of the Note Purchase Agreement and in Section 6(b) of the Seventh Supplement, and (iii) agreed that any transfer or other disposition of this Note is otherwise subject to the terms and conditions contained in the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note of the same Series and tranche for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note and the holder hereof are entitled equally and ratably with the holders of all of the Notes, the Series 2016A Notes, the Series 2016B Notes, the Series 2016C Notes, the Series 2016D Notes, the Series 2016E Notes, the Series 2016F Notes, the 2016G Notes and any Additional Notes issued and outstanding from time to time to the rights and benefits provided pursuant to the terms and provision of the Subsidiary Guarantee (as such term is defined in the Note Purchase Agreement). Reference is hereby made to the foregoing for a statement of the nature and extent of the benefits for the Notes afforded thereby and the rights of the holders of the Notes.

This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

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This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.

SLR Investment Corp.

By: Name: Title:

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